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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan of our report dated July 27, 2001 (except for Note 13 as to which the date is August 1, 2001), with respect to the consolidated financial statements of ProBusiness Services, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

Walnut Creek, California
April 5, 2002